UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2021

Stride, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 26, 2021, Stride, Inc. (the “Company”) issued a press release announcing its financial results for the second fiscal quarter ended December 31, 2020. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2021, Nathaniel A. Davis, Chairman of the Board of Directors and Chief Executive Officer of the Company, notified the Company’s Board of Directors (the “Board”) that he will resign from his position as Chief Executive Officer, effective January 26, 2021. Mr. Davis will continue to serve as Executive Chairman of the Company, effective January 26, 2021. In connection with his resignation as Chief Executive Officer, the Company and Mr. Davis entered into a fourth amendment to Mr. Davis’ employment agreement on January 22, 2021 (the “Amendment”), which provides for his continued service as Executive Chairman of the Company and a reduction in his annual base salary from $935,000 to $500,000, effective January 26, 2021.

On January 20, 2021, the Board appointed James Rhyu to succeed Mr. Davis as Chief Executive Officer, effective January 26, 2021. Mr. Rhyu, age 51, joined the Company in June 2013 as Executive Vice President and Chief Financial Officer and currently serves as President, Corporate Strategy, Marketing and Technology. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 to May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America. Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

In connection with his appointment as Chief Executive Officer, on January 22, 2021, the Company entered into a letter agreement with Mr. Rhyu, effective January 26, 2021 (the “Letter Agreement”), pursuant to which Mr. Rhyu will serve as Chief Executive Officer and receive an annual base salary of $700,000 and will have a target award level under the Company’s annual cash bonus plan equal to 150% of his annual base salary. In addition, in connection with his appointment as Chief Executive Officer, Mr. Rhyu will receive a restricted stock award under the Company’s 2016 Incentive Award Plan valued at $1,500,000. The award will be divided equally between time-based and performance-based restricted stock, which will vest pursuant to the terms of the Company’s standard time- and performance-based restricted stock award agreements.  Mr. Rhyu is also entitled to annual awards under the Company’s equity incentive award plans and programs as in effect from time to time.

The Letter Agreement provides that, in the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims, (i) continued payment of his annual base salary for a period of 24 months (the “Severance Pay”); (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; and (iii) a prorated annual bonus for the year of termination based on actual performance for the year and payable at the same time annual performance bonus payments are made to other senior executives of the Company (the “Pro Rata Bonus”).

In the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, in either case, within two years following a change in control of the Company, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims, the severance payments and benefits described above except that (i) the Severance Pay shall be paid in a single lump sum as soon as practicable after the date of termination; (ii) the Pro Rata Bonus shall be based on Mr. Rhyu’s target annual bonus amount and paid as soon as practicable after the date of termination; and (iii) all unvested equity or equity-based awards granted under any equity compensation plans of the Company shall immediately become 100% vested, provided that, unless a provision more favorable to Mr. Rhyu is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement. The Letter Agreement supersedes the terms of Mr. Rhyu’s prior Executive Change in Control Severance Agreement with the Company.

The foregoing descriptions of the Amendment and the Letter Agreement are qualified in their entirety by the full text of the Amendment and the Letter Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Also, on January 20, 2021, the Board increased the size of the Board to eleven directors and appointed Mr. Rhyu, to fill the newly created vacancy, effective January 26, 2021, and to serve until the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Rhyu was not appointed to serve on any committees of the Board. As an executive officer of the Company, Mr. Rhyu will not receive any additional compensation in connection with his service on the Board.

Item 7.01	Regulation FD Disclosure.

On January 26, 2021, the Company issued a press release announcing the appointment of Mr. Rhyu as Chief Executive Officer. A copy of the Company’s press release is furnished herewith as Exhibit 99.2.

The information contained in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Second Amended and Restated Employment Agreement of Nathaniel A. Davis, dated January 22, 2021

10.2	Letter Agreement, dated January 22, 2021, between Stride, Inc. and James Rhyu

99.1	Press Release regarding financial results for the quarter ended December 31, 2020

99.2	Press Release regarding appointment of Chief Executive Officer

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stride, Inc.

Date: January 26, 2021	By:	/s/ Vincent W. Mathis
	Name:	Vincent W. Mathis
	Title:	Executive Vice President, General Counsel and Secretary